AMENDMENT NO. 4 TO CREDIT AGREEMENT
This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Agreement”) is entered into and effective as of December 21, 2018 (the “Effective Date”), and is by and among Pioneer Financial Services, Inc., a Missouri corporation (“PFSI”), Pioneer Funding, Inc., a Nevada corporation, Pioneer Services Corp., a Missouri corporation (formerly known as PSLF, Inc.), and Pioneer Services Sales Finance, Inc., a Nevada corporation, jointly and severally (individually and collectively, the “Company”), the Lenders, and CIBC Bank USA, as administrative agent for the Lenders (the “Administrative Agent”).
Recitals

A.	Each Company, the Administrative Agent and Lenders are party to that certain Credit Agreement dated as of December 23, 2015 (as amended from time to time, the “Credit Agreement”).

B.	Each Company, the Lenders, and the Administrative Agent have agreed to the provisions set forth herein on the terms and conditions contained herein.
Agreement
Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, each Company, the Administrative Agent and the Lenders hereby agree as follows:
1.Definitions. All references to the “Agreement” or the “Credit Agreement” in the Credit Agreement and in this Agreement shall be deemed to be references to the Credit Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement.
2.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if the documents and agreements set forth on Exhibit A, including, without limitation, the pro forma Borrowing Base Certificate referenced thereon, have been executed and delivered to the Administrative Agent by the parties thereto, the Company has paid the fee payable to the Administrative Agent set forth in the fee letter of even date herewith by and among the Company and the Administrative Agent (the “Administrative Agent Amendment Fee”) and the Administrative Agent has received the other document, deliveries, and payments set forth on Exhibit A.
3.    Lenders as of the Effective Date. Immediately prior to the effectiveness of this Agreement on the Effective Date, the Lenders and their Commitments are set forth on Annex A-1 attached hereto. Upon the effectiveness of this Agreement on the Effective Date, the Lenders and their Commitments are set forth on Annex A-2 attached hereto. Upon the effectiveness of this Agreement on the Effective Date, Enterprise Bank and Trust, UMB Bank N.A., United Bank & Capital Trust Company, as successor by merger with First Citizens Bank, Inc., Citizens Bank and Trust Company and Stifel Bank & Trust (collectively, the “Former Lenders”) shall no longer be Lenders under the Credit Agreement. Each Company, the Administrative Agent and each Lender party hereto acknowledges and agrees to the repayment in full on the Effective Date of the principal and interest outstanding under the Credit Agreement owing to the Former Lenders.
4.    Consent. PFSI has advised the Administrative Agent and the Lenders that it intends to purchase certain Customer Notes (including all related books and records) owned or held by its Affiliate, Heights Finance Funding Co. (“HFFC”), each of which such Customer Notes were in compliance with the Purchasing Guidelines and the Credit Policy at the time that they were purchased by HFFC (the “Purchased Notes”) with an aggregate outstanding principal balance not to exceed One Million Twenty Five Thousand and 00/100

Dollars ($1,025,000.00) (the “Purchase)”. The Purchase is not permitted by the terms of the Credit Agreement and the other Loan Documents.
Notwithstanding the terms of the Credit Agreement and the other Loan Documents, the Required Lenders (after giving effect to the transactions described in Section 3 hereof) consent and agree to the Purchase, including for the avoidance of doubt the use of proceeds of the Revolving Loans to consummate the Purchase, if and only if (each a “Condition”):
(i)    no Unmatured Event of Default or Event of Default exists at the time of the closing of the Purchase and no Unmatured Event of Default or Event of Default will arise or be reasonably be likely to arise as result of the consummation of the Purchase,
(ii)     the Purchase is consummated pursuant to arm’s-length negotiated documentation that would be similar to a purchase and sale of such assets between two non-Affiliated Persons,
(iii)     the Purchase is consummated on or before January 18, 2019, for a purchase price not in excess of the then-outstanding aggregate principal amount plus accrued but unpaid interest of the Purchased Notes,
(iv)    each Purchased Note was in compliance with the Purchasing Guidelines and the Credit Policy at the time it was purchased by HFFC,
(v)    on the date the Purchase is consummated, the Purchased Notes shall be subject to the control agreement by and among the Company, eOriginal, Inc., a Delaware corporation and the Administrative Agent, and
(vi)    on the day of closing the Purchase, PFSI provides to the Administrative Agent a certificate certifying to the Administrative Agent and each Lender that (A) the Purchase was consummated, (B) attaching a copy of all relevant purchase documents, certificates and agreements with respect to the Purchase, (C) certifying that the conditions contained in this Section 4 have been fully met and complied with, (D) certifying resolutions of PFSI and HFFC authorizing and approving the Purchase and the execution, delivery and performance of all documents and certificates with respect thereof, and (E) such other matters that the Administrative Agent may reasonably require.
The Company shall also provide such other documents, certificates, opinions and agreements that the Administrative Agent or the Required Lenders may reasonably request in connection with the consents set forth in this Section 4. The Lenders severally hereby irrevocably authorize and direct the Administrative Agent to take such actions and to execute such documents as the Administrative Agent or its counsel believes necessary or appropriate to carry out the terms of the consents set forth in this Section 4.
If any Condition has not been satisfied in full on or before January 18, 2019, or if any Condition does not remain satisfied in full on said date, then the consent of the Administrative Agent and the Required Lenders under this Section 4 shall be null and void and of no force and effect.
The consents contained in this Section 4 are effective immediately following the transactions described in Section 3 above.
The consents contained in this Section 4 are specific in intent and are valid only for the specific purpose for which given. Nothing contained herein obligates the Administrative Agent or the Lenders to agree to any additional waivers of or consents to any provisions of any of the Loan Documents.

5.    Amendments to the Credit Agreement. Effective the Effective Date, the Credit Agreement is hereby amended as follows:
5.1.    Deleted Definitions. The definitions of “Incremental Revolving Credit Facility,” “Incremental Revolving Lender,” “Increase Effective Date,” “New Lenders” and “OCC” are deleted from the Credit Agreement.
5.2.    Required Lenders. The definition of Required Lenders is hereby deleted from Section 1.1 of the Credit Agreement and replaced with the following:
“Required Lenders -- means, at any time, Lenders whose Pro Rata Shares equals or exceeds 80.000000000% as determined pursuant to clause (b) of the definition of “Pro Rata Share”; provided, however, (A) if there are two or fewer Lenders, then Required Lenders shall mean all Lenders, and (B) if there are three or fewer Lenders, then Required Lenders shall mean two of three of such Lenders exceeding such percentage; provided further, however, that the Pro Rata Shares held or deemed held by, any Defaulting Lender shall always be excluded for purposes of making a determination of Required Lenders.”
5.3.    Revolving Commitment. The definition of Revolving Commitment is hereby deleted from Section 1.1 of the Credit Agreement and replaced with the following:
“Revolving Commitment -- means Ninety-Eight Million and 00/100 Dollars ($98,000,000.00) and as the same may also be reduced from time to time pursuant to Section 6.2.”
5.4.    Termination Date. The definition of Termination Date is hereby deleted from Section 1.1 of the Credit Agreement and replaced with the following:
“Termination Date -- means the earlier to occur of (a) April 17, 2019, or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”
5.5.    Increase in Revolving Commitments. Section 6.1 is deleted and replaced with the following:
“6.1 Reserved.”
5.6.    Deposit Accounts. Section 10.10 of the Credit Agreement is hereby deleted and replaced with the following:
“10.10. Deposit Accounts. On or before March 22, 2019 (or such longer period as agreed to in writing by the Administrative Agent in its sole discretion), each Loan Party shall at all times maintain their principal/main operating account with the Administrative Agent, and all other deposit accounts (other than the PMIC Wells Account) with a Lender, other than deposit accounts that do not contain greater than $500,000 in the aggregate at any time.”
5.7.    Restricted Payments. Section 11.3 of the Credit Agreement is hereby deleted and replaced with the following:
“11.3.    Restricted Payments. Not, and not permit any other Loan Party (other than Holdings) to, (i) make any distribution or pay any dividend to any holders of its Capital Securities, including any interest, distribution or dividend on any preferred Capital Securities, (ii) purchase or redeem any of its Capital Securities, (iii) pay any management, service or consulting fees or similar fees, or any cost, expense or liability reimbursements of payments under any fee sharing arrangement, or to, or enter into any agreement to make any such payments or reimbursements with, any of its equity holders or any Affiliate thereof or MidCountry Bank (whether or not it is an Affiliate), (iv) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Debt (but not including the Obligations), prior to its stated maturity or amortization schedule, (v) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of the Subordinated Debt or the Investment Note Debt, or make any payment of principal, interest (other than capitalized interest not paid in cash or other property), fees or otherwise on the Subordinated Debt or the Investment Note Debt, including any prepayment, or (vi) set aside funds for any of the foregoing, except:
(a)    any Subsidiary may make a Restricted Payment to the Company or to a domestic Wholly-Owned Subsidiary;
(b)    Pioneer may (I) prepay the principal amount outstanding under any Investment Notes at any time that (a) no Event of Default or Unmatured Event of Default exists or would result therefrom, (b) the Company is in pro forma compliance (after giving effect to such prepayment) with the covenants in Section 11.13 as of the last day of the then most-recently completed Computation Period, (c) the Company has delivered to the Administrative Agent a Borrowing Base Certificate (as of the most recent Fiscal Month end) demonstrating no less than Five Million Dollars ($5,000,000) of Excess Availability on a pro forma basis as if the intended principal payment on the Investment Notes had been made on the last day of the month, together with the certifications contained therein, and the approval in writing by the Administrative Agent of such Borrowing Base Certificate and calculations contained therein, and (d) such payment is permitted pursuant to the terms of the applicable Investment Note Documents, (II) pay any interest, including accrued but unpaid interest, on any Investment Notes, at any time that no Event of Default or Unmatured Event of Default exists or would result therefrom and such payment is permitted pursuant to the terms of the applicable Investment Note Documents, and (III) pay at the stated maturity all of the principal amount outstanding under any Investment Notes, if at such time no Event of Default or Unmatured Event of Default exists or would result therefrom and such payment is permitted pursuant to the terms of the applicable Investment Note Documents;
(c)     Pioneer may make any payment of interest on or under the Subordinated Debt including any accrued but unpaid interest thereon at any time that (1) no Event of Default or Unmatured Event of Default exists or would result therefrom, and (2) such payment is permitted pursuant to the terms of the applicable Subordination Agreement, and for the avoidance of doubt, no payments of principal may be made on the Subordinated Debt;
(d)    So long as no Unmatured Event of Default or Event of Default exists or would result therefrom, the Loan Parties may make payments and reimbursements to any other Loan Party as required under the Expenses Sharing Agreement or the Affiliate Fee Sharing Agreement, as each of the foregoing exists on the Closing Date, as the same may be amended, restated, supplemented, or otherwise modified from time to time in compliance with the terms and conditions of this Agreement; and
(e)    Pioneer may make any payments to MidCountry Bank under the LSMS Agreement pursuant to the terms thereof.”
5.8.    Annex A. Annex A to the Credit Agreement (which is attached to this Agreement as Annex A-1) is hereby deleted from the Credit Agreement and replaced with Annex A-2 attached to this Agreement (which, for purposes of the Credit Agreement, shall be titled “Annex A”).
5.9.    Schedules to Credit Agreement. Each of the schedules to the Credit Agreement are deleted in their entirety and replaced with the schedules to the Credit Agreement attached hereto as Exhibit C.

6.    Amendments to the Guaranty and Collateral Agreement.
6.1.    Covenants. Section 5 of the Guaranty and Collateral Agreement is hereby amended to add the following new Section 5.10 to the end thereof:
“5.10    Additional Covenants of Holdings.     Holdings shall (1) at all times hold $40,000,000 in cash or Cash Equivalent Investments less any amounts contributed by Holdings to Pioneer on or after the date hereof as equity, and (2) provide to the Administrative Agent promptly when available and in any event no later than the tenth day of each fiscal month a balance sheet for Holdings (not prepared on a consolidated basis) demonstrating Holdings’ compliance with the foregoing covenant. Holdings shall not make any distribution or pay any dividend to any holders of its Capital Securities, including any interest, distribution or dividend on any preferred Capital Securities, except in the ordinary course of business, consistent with past practices (provided, for the avoidance of doubt, that in no event may any such distribution or dividend be made if doing so would result or reasonably be expected to result in a breach of the covenant set forth in clause (1) above).”
6.2.    Schedules to Guaranty and Collateral Agreement. Each of the schedules to the Guaranty and Collateral Agreement are deleted in their entirety and replaced with the schedules to the Guaranty and Collateral Agreement attached hereto as Exhibit B.
7.    Representations and Warranties of each Company. Each Company hereby jointly and severally represents and warrants to the Administrative Agent and the Lenders that (i) each Company’s execution of this Agreement has been duly authorized by all requisite action of each Company, (ii) no consents are necessary from any third parties for any Company’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Company enforceable against each Company in accordance with their terms, except to the extent that the enforceability thereof against any Company may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors’ rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in Section 9 of the Credit Agreement are true and correct in all material respects as of the date hereof (without duplication of materiality qualifiers in any such representations and warranties) and to the extent any representation and warranty is made as of an earlier date, such representation and warranty is true and correct in all material respects (without duplication of materiality qualifiers in any such representations and warranties) as of such earlier date, (v) after giving effect to this Agreement, there is no Unmatured Event of Default or Event of Default, and (vi) the execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein, violate or contravene any provision of applicable law in any material respect, any material contract or agreement to which any Company is a party, or of any of the organizational documents of such Company.
8.    Customer Identification - USA PATRIOT Act Notice. The Administrative Agent and the Lenders hereby notify each Company and each other Loan Party that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), they are required to obtain, verify and record information that identifies each Company and each other Loan Party, which information includes the name and address of each Company and each other Loan Party and other information that will allow the Administrative Agent and each Lender to identify each Company and each other Loan Party in accordance with the Act.
9.    Reaffirmation. Each Company hereby jointly and severally represents, warrants, acknowledges and confirms that (i) except as specifically modified by the terms of this Agreement, the Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Company has any defense to its obligations under the Credit Agreement and the other Loan Documents, and the Obligations are due and owing to the Administrative Agent and the Lenders without setoff or counterclaim, (iii) the Liens of the Administrative Agent (held for the ratable benefit of the Lenders) granted by each Company in favor of the Administrative Agent under the Loan Documents secure all the Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) no Company has any claim against the Administrative Agent or any Lender arising from or in connection with the Credit Agreement or the other Loan Documents. Until the Obligations are paid in full in cash and all obligations and liabilities of each Company under this Agreement and the Loan Documents are performed and paid in full in cash, each Company agrees and covenants that they are respectively bound by the covenants and agreements set forth in the Credit Agreement, the other Loan Documents, and in this Agreement. Each Company hereby jointly and severally ratifies and confirms the Obligations. This Agreement does not create or constitute, and is not, a novation of the Credit Agreement and the other Loan Documents.
10.    Release. AS A MATERIAL PART OF THE CONSIDERATION FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT, EACH COMPANY, FOR ITSELF AND ITS OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EMPLOYEES AND AGENTS (COLLECTIVELY “RELEASOR”) HEREBY IRREVOCABLY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT’S, EACH LENDER’S AND THE ISSUING LENDER’S PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “ADMINISTRATIVE AGENT AND LENDER GROUP”), JOINTLY AND SEVERALLY, FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AGREEMENT, ARISING UNDER, ARISING IN CONNECTION WITH, ARISING FROM, OR RELATING TO, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, WHICH RELEASOR MAY HAVE OR CLAIM TO, HAVE AGAINST ANY OF ADMINISTRATIVE AGENT AND LENDER GROUP AS OF THE DATE HEREOF.
11.    Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
12.    Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

13.    Fees and Expenses. Each Company shall promptly pay to the Administrative Agent all fees, expenses and other amounts owing to the Administrative Agent under the Credit Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable out-of-pocket fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.
14.    Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile, PDF format or other electronic transmission, and such signatures shall be fully binding on the party sending the same.
15.    Incorporation by Reference. The Administrative Agent, the Lenders and each Company hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference. This Agreement is a Loan Document.
16.    Notice - Oral Commitments Not Enforceable. The following notice is given pursuant to Section 815 ILCS 160/1 et seq. of the Illinois Revised Statutes. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED AND THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. TO PROTECT COMPANY AND EACH OTHER LOAN PARTY (COMPANY) AND THE ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND THE ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
Each Company acknowledges that there are no other agreements between or among the Administrative Agent, Lenders, any Company and/or the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.
17.    Notice-Insurance. UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH ANY OF YOUR ASSETS OR OPERATIONS. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE

MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.
{remainder of page intentionally left blank; signature pages follow}

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.
PIONEER FINANCIAL SERVICES, INC.,
a Missouri corporation, as Borrowing Agent and as a Company

By:
Name:
Title:

PIONEER FUNDING, INC.,
a Nevada corporation, as a Company

By:
Name:
Title:

PIONEER SERVICES CORP.,
a Missouri corporation, as a Company

By:
Name:
Title:

PIONEER SERVICES SALES FINANCE, INC.,
a Nevada corporation, as a Company

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[PIONEER FINANCIAL SERVICES, INC., PIONEER FUNDING, INC., PIONEER SERVICES CORP.,
AND PIONEER SERVICES SALES FINANCE, INC.]

CIBC BANK USA,
as Administrative Agent, as Issuing Lender and
as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[CIBC BANK USA]

ARVEST BANK, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[ARVEST BANK]

BANK MIDWEST, A DIVISION OF NBH BANK, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[BANK MIDWEST, A DIVISION OF NBH BANK]

BANK OF BLUE VALLEY, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[BANK OF BLUE VALLEY]

BANCFIRST, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 4 TO CREDIT AGREEMENT
[BANCFIRST]